                                                                     EXHIBIT 4.4

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)

AMENDING AGREEMENT TO THE FINANCED PUBLIC WORK MIXED CONTRACT NO. PIF-005/2003, ENTERED INTO BY AND BETWEEN COMISION FEDERAL DE ELECTRICIDAD, REPRESENTED HEREIN BY EUGENIO LARIS ANALIS, ENGINEER, ACTING AS DIRECTOR - FINANCED INVESTMENT PROJECTS, ON ONE HAND, AND THE CORPORATION CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., REPRESENTED HEREIN BY JORGE BERNARDO AGUIRRE QUINTANA, ENGINEER, ACTING AS THE ATTTORNEY AT FACT THEREOF, ON THE OTHER, HEREINAFTER DENOMINATED "THE COMISION" AND "THE CONTRACTOR", RESPECTIVELY, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

                                   STATEMENTS

I.-   THE PARTIES state that:

I.1 On March 26, 2003, they celebrated the Financed Public Work Mix Contract recorded under No. PIF-005/2003, legal instrument that will be referred hereinafter as the "Contract", awarded to THE CONTRACTOR by means of the International Public Bid procedure stipulated in Articles 27, Item I, 28 and 30 item II, 32, 33 and 45 of the Public Works and Related Services Law and which object consists of: "the execution of Public, Electromechanical and Associated Works, procurement, engineering, manufacture, transportation, assembly, tests and commissioning of two equipped turbogenerator Units, with a 375 MW nominal power rating each, for the specified design drop and volume of flow detailed in Section 8 of the Bidding Conditions, Works which as a whole are called El Cajon Hydroelectric Project, which main structures are located in the municipalities of Yesca and Santa Maria del Oro, State of Nayarit, United Mexican States."

      The works consisting in the Lump-Sum Price Activities are described in detail in the Section 4, exhibits OE-3, OE-4, AND OE-5 of the Bidding Conditions and will be carried out on a lump-sum price mode basis, while the part of the Works corresponding to the Unit Price Activities are described in detail in the Section 4, exhibit OE-5A of the Bidding Conditions and will be executed on a unit price basis.

I.2 The Contract Price Sum agreed upon in Clause 9.1 was arranged as total payment for the performance of the Works corresponding to the Lump-Sum Price Activities

Translator's Note: At the foot and right margin of this and every sheet constituting this instrument several illegible signatures are subscribed, except for the signatures page.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)

      amounting to US$ 682' 517, 584.80 (Six hundred eighty two million five hundred seventeen thousand five hundred and eighty four dollars 80/100 US
      Cy) and for the Unit Price Activities, THE COMISION shall pay to THE CONTRACTOR the sum of US$ 65' 773, 072.59 (Sixty five million seven hundred and seventy three thousand seventy two dollars 59/100 US Cy), plus the respective value added tax.

I.3 The starting and development according to the Works Execution Schedule was duly agreed in clause 13.1 of the Contract, according to which THE CONTRACTOR was obliged to initiate the works on March 26, 2003 and to complete them by August 31, 2007, being the term for the execution of Works 1620 Days.

I.4 The stated Contract is ruled by the Public Works and Related Services Law in accordance with Clause 31.1 of the Contract.

I.5 In agreement with the provisions of articles 59 of the Public Works and Related Services Law and 69 and 79 of its Regulations, it is herein stipulated that the Entities may, within its authorized Investment Schedule they are in charge of and due to grounded and explicit reasons, amend the mixed public works contracts in the part corresponding to unit prices by means of agreements, provided that these, considered either jointly or severally, neither go beyond 25% of the amount or term agreed under the Contract nor imply material variations to the original project or are celebrated in order to evade, in any way, the compliance with the Law or the Treaties.

I.6 Clause 9.3 of the Contract provides that "...THE COMISION may request THE CONTRACTOR to perform the additional works in relation to the Unit Price Activities up to 25% of the Contract price or more, subject to the stipulated in the Public Works and Related Services Law corresponding to the unit price mode, by means of the celebration of an agreement, at any time, previous the Temporary Acceptance of the related Unit, provided that the additional works are not included in the scopes of the Contract and their object is neither to amend nor repair omissions or materially modify the contracted project and provided that it is duly grounded and motivated that technically, the execution of those additional works was unforeseeable and that they are required for the completion and operation of the project."

II.-  THE COMISION states that:

II.1 The need to amend the original contract was determined and, therefore, the celebration of this amending agreement is required due to the following reasons, detailed in the exhibit 1 of the present agreement:

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)

   1. Due to the lack of timely delivery by THE COMISION of the real estate where works covered by the present Contract will take place in view of the lack of Access to the Site, as a result of the delay in the building of the access road to El Cajon Hydroelectric Project, delays not imputable to THE CONTRACTOR have been experienced, that affected the Execution Schedule, which jointly with the days required for the execution of the additional and extraordinary works, according to the Technical Opinion, which is an integral part of this agreement as Exhibit No. 1, endangers the completion of the Diversion Works for July 1, 2004 the thus the Final Closing that would cause the deferment of the commissioning of Units.

   2. According to the stated in the previous paragraph, it is necessary to analyze the actual affectation of the work schedule in order to allow as far as possible, the meeting of the dates originally agreed upon.

   3. Derived from the considerations comprised in the Technical Opinion, same that justifies the celebration of the present legal instrument, THE COMISION has resolved: the need to increase the amount of the Contract exclusively on the unit price portion according to the provisions of clause 9.1; to modify the Starting Date stipulated in clause 13.1; the original Execution Schedule; and the Critical Events Dates stated in the
      Exhibit 3 of the Contract according to the stipulated in clause 13.3, grounded on the provisions of articles 59 of the Public Works and Related Services Law and 69 and 79 of its Regulations.

   4. The execution of the present agreement takes place in order that the Site is available for THE CONTRACTOR as well as the proper conditions to have access thereto.

   III.-    THE CONTRACTOR states that:

   III.1 It is acquainted with the scope of the amendments subject matter of the present agreement, that it has legal capacity and enough elements to comply with them.

   Due to the previously stated, THE PARTIES grant the following:

                                     CLAUSES

   FIRST.- THE PARTIES agree that the object of the present Amending Agreement consists of: (i) increasing the amount of Contract exclusively in the portion of Unit Price Activities referred to in clause 9.1 and exclusively derived from the following Additional and extraordinary works: exterior work in the entrance gates to the diversion tunnels, including excavations, sewerage

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)

            works and treatments; removal of material resulting from the excavations carried out, same that was deposited by other contractors in the area adjacent to the Gates; and Construction of the Cantiles I Bridge at km. 41+733 of the access road, which detail is attached hereto as Exhibit 2, (ii) agreeing on the execution schedule for the Additional and Extraordinary Works herein described, and (iii) the commitment by THE PARTIES to analyze and conciliate a new Execution Schedule and the defacing of Critical Events Dates set forth in the Exhibit No. 3 of the Contract, derived from the modifications to the contracting conditions that have been stipulated up to date under clause 13.1 and by the execution of the Additional and Extraordinary Works herein mentioned.

   SECOND.- It is THE PARTIES will to agree that, in view of the works carried out by third parties and related to the object of the present Amending Agreement, from this act THE CONTRACTOR is released from any liability derived from hidden vices, poorly executed works, which repair is not the object of the present Agreement or the non-compliance with the Applicable Laws.

   THIRD.- THE COMISION and THE CONTRACTOR agree on extending the original amount of the portion of the contract unit prices by the amount of US$ 5' 801, 271.26 (Five million eight hundred one thousand, two hundred and seventy one dollars 26/100 US Cy), being consequently the total amount of the portion of the contract unit prices US$ 71' 574, 343.85 (Seventy one million five hundred seventy four thousand three hundred and forty three dollars 85/100 US Cy) plus the related value added tax, according to the budget of the Additional and Extraordinary Works which, as an integral part of this agreement is included as Exhibit No. 2, representing an increase of 8.82% (eight point eighty two percent) with respect to the Contract related Unit Price part.

   FOURTH.- The monthly advance payments of the concepts covered by this Agreement shall have the same acknowledgement treatment and payment terms stipulated in the Contract for the Unit Price Activities under clauses 9.2, 10.1 and 13.4.

   FIFTH.- THE PARTIES agree that the works of the Additional and Extraordinary Works subject matter of this Agreement shall be executed from May 3, 2003 to August 15, 2003 for the entrance and exit gates of the diversion tunnels and the Cantiles I bridge will be executed from May 13, 2003 to August 30, 2003; the previously stated is evidenced in the monthly schedule of amounts that is included as an integral part of this Agreement in the Exhibit No. 3. Upon the completion of each one of these Additional and Extraordinary

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)

            Works, THE COMISION will acknowledge it separately and definitively according to the Exhibit 14 of the Contract, this means, as it if were an event of advance acknowledgement comprised in the economic form OE-11B.

   SIXTH.- In view of the agreed in the precedent clauses and due to the lack of timely delivery by THE COMISION of the real estate where the works covered by the Contract will be executed, resulting from lack of Access to the Site, due to the delay in the building of the access road to the Site, the new works starting date is April 24, 2003; in view of the previously stated, the Works starting date stipulated in clause 13.1 "Starting and Development According to the Execution Schedule" is modified; likewise, THE PARTIES grant their consent herein so that the original Execution Schedule and the Critical Events Date are analyzed, conciliated, modified and formalized by means of an Amending Agreement to be celebrated subsequently, among which the date of the following Critical Events of the Exhibit 3 of the Contract will be adjusted in the first place:

            1.1   Starting of excavation of diversion tunnels.

            1.2   River diversion; and

            1.3 Starting of the construction of the access tunnel to the engine house.

            According to the set forth in the previous paragraph and in the Statements II.1.1 and II.1.2, THE PARTIES agree that within the 30 Days period from the date of execution of the present Agreement they shall define the technical alternative and the Additional Works necessary which, as far as possible, will allow the meeting of the dates originally agreed in the Execution Schedule. The new work schedule and its associated costs, as well as the dates of the Critical Events, shall be duly documented by means of an Amending Agreement.

 SEVENTH.-  THE PARTIES agree on the following:

            The sanction of the Critical Event subject to Penalty corresponding to Item 1.4 "Completion of the construction of upwards and downwards water cofferdam" of Exhibit 3 of the Contract is invalid according to the Official Letter No. DPIF/289/2003 dated June 18, 2003.

 EIGHTH.- THE PARTIES agree that the amount of the Compliance Bond granted by THE CONTRACTOR for the equivalent to ten percent (10%) of the investment amount authorized for the first fiscal year is enough to secure the due, proper and full compliance by THE CONTRACTOR with all its

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)

            obligations derived from the Contract and the present Agreement for the present fiscal year, since the Works Execution Schedule originally agreed upon has been affected as stipulated in clause First and Sixth above.

  NINTH.- The celebration of the present Agreement neither means waiving the rights acquired by THE CONTRACTOR, derived from the lack of the delivery of the site under the terms stipulated in the Bidding Conditions and in the Contract nor any other situation previous to the execution of the present Agreement.

            THE CONTRACTOR acknowledges that the celebration of this Agreement only satisfies all its rights for the Additional and Extraordinary Works described in the Exhibit 2, waiving thus to any present claim that is not expressly stipulated in this Agreement, resulting from the same cause that gave rise thereto.

  TENTH.- THE PARTIES agree that except as expressly stipulated in the terms of the present Agreement, each and all other clauses integrating and constituting the Contract shall survive and rule it with its full force and legal scope.

The terms capitalized in the present Agreement and not expressly defined herein shall have the same meaning assigned to them in the Clause 1.1 of the Contract.

IN WITNESS WHEREOF, THE PARTIES celebrate and grant the present Agreement by means of their signatories duly authorized in six counterparts which shall be equally valid in Mexico City, Federal District, this July 4 of the year two thousand and three.

BY THE COMISION                                     BY THE CONTRACTOR

ILLEGIBLE SIGNATURE                                  ILLEGIBLE SIGNATURE
EUGENIO LARIS ALANIS, ENG.                 JORGE BERNARDO AGUIRRE QUINTANA, ENG.
DIRECTOR - FINANCED                                  ATTORNEY AT FACT
INVESTMENT PROJECTS

Exhibit 1.-       Technical Opinion.
Exhibit 2.-       Additional and Extraordinary Works.
Exhibit 3.-       Additional and Extraordinary Works Monthly Amounts Schedule.
Exhibit 4.-       Causes justifying the legal basis of the Agreement.

Translator's Note: On the left lower margin three signatures are subscribed.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 4

CAUSES JUSTIFYING THE LEGAL BASIS OF THE AMENDING AGREEMENT NO. 1 TO THE FINANCED PUBLIC WORK MIXED CONTRACT NO. PIF-005/2003, ENTERED INTO WITH CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., IN RELATION TO THE EXECUTION OF CIVIL, ELECTROMECHANICAL AND ASSOCIATED WORKS, PROCUREMENT, ENGINEERING, MANUFACTURE, TRANSPORTATION, ASSEMBLY, TESTS AND COMMISSIONING OF TWO EQUIPPED TURBOGENERATORS UNITS WITH A 375 MW NOMINAL POWER RATING EACH, FOR THE SPECIFIED DESIGN DROP AND VOLUME OF FLOW DETAILED IN SECTION 8 OF THE BIDDING CONDITIONS, WORKS WHICH AS A WHOLE ARE CALLED EL CAJON HYDROELECTRIC PROJECT, WHICH MAIN STRUCTURES ARE LOCATED IN THE MUNICIPALITIES OF YESCA AND SANTA MARIA DEL ORO, STATE OF NAYARIT, UNITED MEXICAN STATES.

1.- That on March 26, 2003, they celebrated the Financed Public Work Mixed Contract, recorded under No. PIF-005/2003, legal instrument that will be referred hereinafter as the "Contract", awarded to THE CONTRACTOR by means of the International Public Bid procedure stipulated in Articles 27, Item I, 28 and 30 of the Public Works and Related Services Law and which object consists of: "THE EXECUTION OF PUBLIC, ELECTROMECHANICAL AND ASSOCIATED WORKS, PROCUREMENT, ENGINEERING, MANUFACTURE, TRANSPORTATION, ASSEMBLY, TESTS AND COMMISSIONING OF TWO EQUIPPED TURBOGENERATOR UNITS, WITH A 375 MW NOMINAL POWER RATING EACH, FOR THE SPECIFIED DESIGN DROP AND VOLUME OF FLOW DETAILED IN SECTION 8 OF THE BIDDING CONDITIONS, WORKS WHICH AS A WHOLE ARE CALLED EL CAJON HYDROELECTRIC PROJECT, WHICH MAIN STRUCTURES ARE LOCATED IN THE MUNICIPALITIES OF YESCA AND SANTA MARIA DEL ORO, STATE OF NAYARIT, UNITED MEXICAN STATES."

2.- Under the terms of Clauses 9.1, 9.3 and 13.1 of the Contract it was agreed as total payment for the execution of the works corresponding to the Lump-Sum Price Activities, being THE COMISION obliged to pay to THE CONTRACTOR, the amount of US$ 682' 517, 584.80 (Six hundred eighty two million five hundred seventeen thousand five hundred and eighty four dollars 80/100 US Cy) and for the Unit Price Activities, THE COMISION shall pay to THE CONTRACTOR, US$ 65' 773, 072.59 (Sixty five million seven hundred and seventy three thousand seventy two dollars 59/100 US Cy), plus the respective value added tax. That in

Translator's Note: At the foot and right margin of this and every sheet constituting this instrument several illegible signatures are subscribed, except for the signatures page.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 4

      relation to the starting and development according to the Works Execution Schedule, THE CONTRACTOR was obliged to initiate the works on March 26, 2003 and to complete them by August 31, 2007, being the term for the execution of Works 1620 Days.

3.- In accordance with Clause 31.1.- Applicable Law.- THE PARTIES agree that the present Contract shall be ruled and construed in accordance with each and all the clauses constituting it, as well as with the terms, guidelines, procedures and requirements stipulated in the Public Works and Related Services Law and its Regulations and all other Federal Laws of Mexico.

4.- The mentioned Contract is ruled by the Public Works and Related Services Law in agreement with the provisions of articles 59 of the Public Works and Related Services Law and 69 and 79 of its Regulations; the Entities within its authorized Investment Schedule they are in charge of and due to grounded and explicit reasons, may amend the mixed public works contracts in the portion corresponding to unit prices by means of agreements, provided that these, considered either jointly or severally, neither go beyond 25% of the amount or term agreed upon under the Contract nor imply material variations to the Original Project or are celebrated in order to evade, in any way, the compliance with the Law or related Treaties.

5.- In order to initiate the works entrusted to THE CONTRACTOR subject matter of the Contract, Additional and Extraordinary Works were ordered besides those considered in the bidding conditions, resulting in that additional works not originally foreseen were carried out, same that are fully detailed in the technical opinion (exhibit No. 1 of the present Agreement) comprising grounded and explicit reasons supporting the granting of the present agreement; these additional works are not included in the scopes of the Contract and their object is neither to amend nor repair omissions or materially modify the contracted project and the execution of those additional works was unforeseeable, and they are required for the completion and operation of the project."

These are the causes justifying the formulation of the Amending Agreement No. 1
(ONE) to extend the amount of the Contract in the portion corresponding to the Unit Price Activities in an amount of US$ 5' 801, 271.26 (Five million eight hundred one thousand, two hundred and seventy one dollars 26/100 US Cy) plus the related value added tax.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 4

BY THE COMISION                                       BY THE CONTRACTOR

ILLEGIBLE SIGNATURE                                   ILLEGIBLE SIGNATURE
EUGENIO LARIS ALANIS, ENG.                 JORGE BERNARDO AGUIRRE QUINTANA, ENG.
DIRECTOR - FINANCED                                    ATTORNEY AT FACT
INVESTMENT PROJECTS

Translator's Note: On the left lower margin three signatures are subscribed.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 1

TECHNICAL OPINION INCLUDING THE GROUNDED AND EXPLICIT REASONS JUSTIFYING THE LEGAL BASIS OF THE AMENDING AGREEMENT TO THE TO THE FINANCED PUBLIC WORK MIXED CONTRACT NO. PIF-005/2003, DATED MARCH 26, 2003, ENTERED INTO WITH CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

ANTECEDENTS

1.- On September 3, 2003 started the International Public Bid No. 18164093-011-02, by means of the publication of the public call for bid No. 005-2002 for the execution of El Cajon Hydroelectric Project, located in the municipalities of Yesca and Santa Maria del Oro, State of Nayarit, United Mexican States, called by THE COMISION Federal de Electricidad for the Awarding of a Financed Public Work Mixed Contract for the Construction of Civil Works of a concrete face rock-fill dam, electromechanical works and associated works, procurement, assembly engineering, transportation, tests and commissioning of two equipped turbogenerator units and with guaranteed values of power rating at several hydraulic drops, which under design conditions and as a whole will not have a power rating o less than 750 MW (in the power transformer high voltage terminals.)

      According to the several proposals of the bidders, in the already mentioned International Public Bid procedure that took place on February 7 and March 14 of this year, respectively, the holding of the contract was awarded to the corporation Constructora Internacional de Infraestructura, S.A. de C.V. determining that the execution of the work would comprise a term from March 26, 2003 to August 31, 2007, where it was also stipulated that the awarded company would obtain all the necessary financing for the execution of the Works and the completion of the Project.

2.- As a result of the delay in the execution schedule of the excavation works of the entrance and exit gates of the diversion tunnels and the construction of the Cantiles I Bridge that would allow the delivery to THE CONTRACTOR, in the conditions consigned in the Bidding Conditions regarding the Works site, the Construction General Resident Engineer's Office of THE COMISION deemed convenient to suspend the activities of the contracting company responsible for such works and to request THE CONTRACTOR their execution in order to ensure the compliance thereof and, in turn, to prepare the conditions so that installations and the feasible preparations to be ready for the starting of the excavation of diversion tunnels contracting works included in the Contract could take place simultaneously. In view of the previously stated and the set forth in the Official Document No. FSC-343/03 delivered on April 21, 2003, the Construction General Resident Engineer's Office requested THE CONTRACTOR to contact the Specific Work Resident

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 1

Engineer in order to receive the diversion tunnels' exit gate on April 23 and 25 for the entrance gate, respectively.

3.- Due to the geological conditions found in the diversion tunnels' exist gate, on April 24, 2003, THE COMISION delivered to THE CONTRACTOR the modification to the exit gate design, where gates are displaced 25 and 28 meters, respectively, for tunnels 1 and 2 in the upstream waters direction.

These extraordinary events modify the design delivered by THE COMISION on the International Public Bidding Conditions, generating the need to carry out additional and extraordinary activities not contemplated in the contracting project originally agreed with THE CONTRACTOR.

4.- During the April 26 - May 7 period both, THE COMISION and THE CONTRACTOR jointly carried out topography works consisting in the location of supporting points and cross-section surveys of both gates.

All the previously stated was recorded in the Logs Nos. 11, 12, 13 and 14 dated May 1, 3, 5 and 8, respectively.

5.- In view of the Cantiles Bridge location, it is an obligated pass to access the works Site and it is fundamental to ensure its completion before the regular rainfall period that may endanger the access to the main project works.

6.- The additional resulting costs and the time required to execute the previous modifications were requested to THE CONTRACTOR by THE COMISION for its due analysis and revision and, as the case may be, the related incorporation to the respective Amending Agreement, taking into account the volumes and amounts corresponding to the Additional Works described in this Technical Opinion and which are not contemplated in the Execution Schedule originally agreed with THE CONTRACTOR, consisting of: excavations, sewerage works and treatments in the diversion tunnel gates, as well as the removal of product material of the excavations executed, same that was deposited by other contractors in the area between the entrance and exit gates, as well as the Construction of the Cantiles I Bridge, at Km 41+733.

7.- It is worth stating that due to the displacement of the diversion tunnels exit gate, 25 and 28 meters, these tunnels will be cut in such lengths.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 1

WHEREAS CLAUSES

I.- Seen the technical elements that prevented THE CONTRACTOR to start both, on time and form its activities at the Site regarding El Cajon Hydroelectric Project diversion works according to the contracting working schedules, THE COMISION immediately proceeded to analyze the feasibility that THE CONTRACTOR may execute the works related to: exterior work at the diversion tunnels gates including excavations, sewerage works and treatments; removal of product material of the excavations executed, same that was deposited by other contractors in the area between the entrance and exit gates, as well as the Construction of the Cantiles I Bridge; in order to make use of the availability of THE CONTRACTOR, its capacity of immediate response to carry out these works, its infrastructure and expertise, since its personnel is at work site, as well as the machinery and available equipment, besides of its general knowledge of the Project, being thus convenient for the public interests of THE COMISION that THE CONTRACTOR executes such works.

II.- Likewise, the resulting benefits from the amendment of the Contract shall be taken into account in order that THE CONTRACTOR carries out the mentioned works, since in the first place, it will execute them immediately, which will result in that THE CONTRACTOR starts the Contract works within a shorter term, preventing thus the increase of delays and costs overrun in the physical-financial schedules.

III.- Therefore, these additional and extraordinary works are an integral part of the obligations of Contract in the part of unit prices from the execution of the respective Amending Agreement, in accordance with provisions of clause 9.3 of the Contract, Article 59 of the Public Works and Related Services Law and Articles 69 and 79 of its Regulations, considering that these works are an integral part of El Cajon Hydroelectric Project even though its contracting was initially carried out with different contractors and that these are not over 25% of the amount and term originally contracted.

IV.- Also, THE COMISION considers that the entrusting to THE CONTRACTOR the additional and extraordinary works previously described will generate for THE COMISION a more adequate benefit-cost with the obtainment of significant savings in view of the fact that THE CONTRACTOR widely and conceptually knows the project, which will allow to cut down time, since should a bidding process according to the provisions of Public Works and Related Services Law and the applicable Normativity be implemented, the execution of the Contract works would be delayed, increasing thus the risk not to put into operation the project within the foreseen term.

                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 1

V.- The budget of the Additional and extraordinary Works delivered by THE CONTRACTOR has been reviewed, conciliated and validated by THE COMISION, having determined that it satisfies all the conditions required that will allow the compliance within the shortest possible time of the construction of the referred works.

VI.- Likewise, THE COMISION deems convenient the amendment of the Contract both in its amount and term, since the climate conditions of the region that will prevail during summer will make it compulsory to execute the additional and extraordinary works in the shortest possible time, in order to prevent that the rainfall period hinders the respective works.

Apart from the stated considerations, THE COMISION deems convenient to state the following:

A).- That on March 26 and 27 of 2003, personnel from the Construction General Resident Engineer's Office of THE COMISION and THE CONTRACTOR carried out the tour through the access road and the site of the main and associate structures to the Work in order to verify their actual status, informing THE CONTRACTOR to the representatives of the Construction General Resident Engineer's Office about the arrival of some equipment on March 27, 2003.

B).- In relation to the diversion work gates, THE CONTRACTOR manifested its interest to agree on the reception of the mentioned fronts (faces) in the current conditions, in order to execute the additional works that will be entrusted to it according to the provided in clause 9.3 "Variation of Works and clause 13.3 item b) "Adjustment of Critical Events Dates".

The previously stated is consigned in the following documents: note of Log No. 2; minutes of kickoff protocol meeting of works subject matter of the Contract; and agreements included in the Working Minutes identified with the control number LECAJ 1502 RG1 MTC01.

Due to the above mentioned and in view of the reasons expressed in the present document, THE COMISION proceeds to issue the following:

OPINION

FIRST.- Grounded on the provisions of articles 59 of the Public Works and Related Services Law and 69 and 79 of its Regulations and clause 9.3 "Amendments to the Contract" of the Contract, THE COMISION issues a favorable opinion to celebrate the

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                        COMISION FEDERAL DE ELECTRICIDAD

                                                       CONTRACT NO. PIF-005/2003
                                                           AGREEMENT NO. 1 (ONE)
                                                                   EXHIBIT NO. 1

present Amending Agreement both, in Time and Amount to the Contract, based on the whereas clauses stipulated in the body of the present Technical Opinion for the execution of the additional and extraordinary stated works.

SECOND.- It is ruled that the amount of the additional and extraordinary works related to the construction of the exterior work of the diversion tunnels gates, including excavation, sewerage works and treatments, removal of material resulting from the excavations carried out, same that was deposited by other contractors in the area between entrance and exit gates and the construction of the Cantiles I Bridge, will be US$ 5' 801, 271.26 (FIVE MILLION EIGHT HUNDRED ONE THOUSAND TWO HUNDRED AND SEVENTY ONE DOLLARS 26/100 US CY) and that the progress and payment certificate shall be those stipulated in the Contract.

THIRD.- It is ruled that the new starting date of Works is April 24, 2003, the works of Additional and Extraordinary Works subject matter of the Agreement will be executed from May 3, 2003 to August 15, 2003 for the diversion tunnels entrance and exit gates and the Cantiles I bridge will be executed from May 13, 2003 to August 30, 2003.

The present Technical Opinion is subscribed in Mexico City, Federal District on July 2, 2003.

ILLEGIBLE SIGNATURE                                    ILLEGIBLE SIGNATURE
HUMBERTO MARENGO MOGOLLON, PhD                 BENJAMIN GRANADOS DOMINGUEZ, ENG.
COORDINATOR-HYDROELECTRIC                      ASSISTANT DIRECTOR-PROJECTS
PROJECTS                                       AND CONSTRUCTION

                               ILLEGIBLE SIGNATURE
                           EUGENIO LARIS ALANIS, ENG.
                     DIRECTOR - FINANCED INVESTMENT PROJECTS